Exhibit 99.7

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Year to Date September 30, 2003

(unaudited)

Energy Merchant

Earnings Per Share - diluted - 2002	$0.58

Cumulative effect of a change in accounting principles	0.21
Employee retirement/severance and other charges	0.04
Discontinued operations	0.05
Marketing, trading, and origination	0.18
Generation and supply contracts	0.10
Financing	(0.01)
Other - net	0.05

Earnings Per Share - diluted - 2003	$1.20

Regulated Operations

Earnings Per Share - diluted - 2002	$1.05

Employee retirement/severance and other charges	0.14
Weather	(0.08)
Industrial sales - economy	(0.01)
Other revenue	0.02
Operating and administrative expenses	(0.01)
Financing and depreciation	(0.15)
Other - net	(0.04)

Earnings Per Share - diluted - 2003	$0.92

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2002	$(0.08)

Employee retirement/severance and other charges	0.01
Operating results of investments	(0.02)
Mark-to-market valuation of technology investments	0.01

Earnings Per Share - diluted - 2003	$(0.08)

2002 has been reclassified to reflect Vestar’s move from PTIS to Energy Merchant